UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2005

Reynolds American Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-32258	20-0546644
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

401 North Main Street, Winston-Salem, North Carolina		27102-2990
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	336-741-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 8, 2005, Reynolds American Inc., referred to as RAI, announced that Thomas R. Adams has been named Senior Vice President-Business Processes of R. J. Reynolds Tobacco Company, the largest subsidiary of RAI, and will lead key strategic initiatives related to business processes. Mr. Adams will continue to serve in his existing role of Senior Vice President and Chief Accounting Officer of RAI during a brief transition period.

Concurrently, RAI announced the employment and appointment on April 4, 2005, of Michael S. Desmond as Senior Vice President and Chief Accounting Officer-Designate.

Mr. Desmond, 38, is expected to be elected Senior Vice President and Chief Accounting Officer by RAI’s board of directors on May 6, 2005, at which time Mr. Adams’ duties and responsibilities as Chief Accounting Officer will be reassigned to Mr. Desmond.

Prior to joining RAI, Mr. Desmond was a partner in audit and enterprise-risk services at Deloitte & Touche LLP, which he joined in 2002. Prior to that, he served as a partner at Arthur Andersen LLP in audit and business advisory services, having joined that firm in 1988. Mr. Desmond is a member of the Accounting Advisory Board of Appalachian State University.

The material terms of Mr. Desmond’s employment arrangement will be disclosed subsequent to its approval by RAI’s board of directors.

A copy of RAI’s press release dated April 8, 2005, is attached as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reynolds American Inc.

April 8, 2005	By:	/s/ Dianne M. Neal

Name: Dianne M. Neal
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 8, 2005, from Reynolds American Inc.